Tempur Sealy International Certifies Substantial Compliance with the Federal Trade Commission’s Second Request

–Mattress Firm Transaction Expected to Close in Mid to Late 2024

LEXINGTON, KY, November 20, 2023 – Tempur Sealy International, Inc. (NYSE: TPX, “Company” or “Tempur Sealy”) today announced it has certified substantial compliance with the Federal Trade Commission’s (“FTC”) second request for documents and information pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. This certification is in connection with the proposed acquisition by Tempur Sealy, a leading global bedding company, of Mattress Firm, the nation’s largest mattress specialty retailer, as previously announced on May 9, 2023.

Tempur Sealy Chairman and CEO Scott Thompson said, “We are excited about the long-term growth prospects for our global Company and believe a combination with Mattress Firm will further accelerate our shared opportunities. This combination will complement Tempur Sealy’s extensive product development and manufacturing capabilities with vertically integrated retail, bringing Tempur Sealy closer to consumers and facilitating continued innovation.”

Pending satisfaction of closing conditions and receipt of all regulatory approvals, the Company expects to close the transaction in mid to late 2024.

Forward-Looking Statements

This press release contains statements that may be characterized as “forward-looking” within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company’s plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “will,” “targets,” “expects,” “anticipates,” “plans,” “proposed,” “intends,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding regulatory approvals, future performance, cost synergies, integration with our business, personnel, the impact of the anticipated acquisition on the Company's brands, products, customer base, results of operations, or financial position and the ability of the Company to close the acquisition including on the timeline indicated. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include risks associated with receipt of regulatory approvals and satisfaction of closing conditions prior to consummation of the acquisition, Mattress Firms’ ongoing operations; the ability to successfully integrate Mattress Firm into Tempur Sealy's operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on Mattress Firm and the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for Mattress Firm's and the Company's products. These potential risk factors include risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About the Company

Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a leading designer, manufacturer, distributor, and retailer of bedding products worldwide, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, Sealy® and Stearns & Foster® and our popular non-branded offerings consist of value-focused private label and OEM products. At Tempur Sealy we understand the importance of meeting our customers wherever and however they want to shop and have developed a powerful omni-channel retail strategy. Our products allow for complementary merchandising strategies and are sold through third-party retailers, our 700+ Company-owned stores worldwide and our e-commerce channels. With the range of our offerings and variety of purchasing options, we are dedicated to continuing to turn our mission to improve the sleep of more people, every night, all around the world into a reality.

Importantly, we are committed to carrying out our global responsibility to protect the environment and the communities in which we operate. As part of that commitment, we have established the goal of achieving carbon neutrality for our global wholly owned operations by 2040.

Investor Relations Contact

Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com